UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

TICKETS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27893 (Commission File Number)	06-1424841 (IRS Employer Identification Number)

555 Anton Boulevard, 11th Floor, Costa Mesa, CA (Address of principal executive offices)	92626 (Zip Code)

Registrant’s telephone number, including area code: (949) 327-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On February 2, 2005, Tickets.com, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Ronald F. Greenspan, Chapter 7 Bankruptcy Trustee for the estate of Brobeck, Phleger & Harrison (“Brobeck”). Brobeck, which is in liquidation, was the law firm that represented the Company in certain litigation against Ticketmaster Corporation (the “Ticketmaster Litigation”). The Settlement Agreement is subject to the final approval of the Bankruptcy Court overseeing the Brobeck bankruptcy case. If approved, the Settlement Agreement will require the Company to pay $500,000 to the Brobeck estate and give the estate a right to a portion of any net recovery that the Company may receive from Ticketmaster in connection with the Ticketmaster Litigation. If there is no recovery in that action, no additional fees will be owed to the Brobeck estate.

     Background of Ticketmaster Litigation:

     In 1999, Ticketmaster Corporation and an affiliate (“Ticketmaster”) sued the Company in United States District Court in California for, among other things, alleged breach of contract, trespass to chattels and copyright infringement. The Company retained Brobeck on an hourly fee basis to represent it.

     In May 2000, the Company filed a counterclaim against Ticketmaster alleging, among other things, that they had engaged in unlawful restraint of trade, unlawful monopolization and attempted monopolization in violation of Federal and state antitrust laws, and violation of California’s unfair competition law.

     After discovery, the parties each voluntarily dismissed a number of claims. In early February 2003, Ticketmaster moved for summary judgment on the Company’s remaining antitrust claims, and the Company moved for summary judgment on Ticketmaster’s remaining breach of contract, trespass, and copyright claims.

     On March 3, 2003, the District Court dismissed all affirmative claims and counterclaims, except Ticketmaster’s contract claim against the Company and the Company’s unfair competition counterclaim against Ticketmaster. The Court subsequently dismissed these remaining state law claims for lack of federal jurisdiction and entered separate judgments in favor of each party. Ticketmaster did not appeal the judgment dismissing its claims.

     In August 2003, the Company filed a timely appeal of the District Court dismissal of its claims. Oral arguments before the United States Court of Appeals for the Ninth Circuit are scheduled to commence on February 16, 2005.

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     Brobeck’s Legal Representation of the Company:

     Through June of 2001 the Company was billed and it paid Brobeck in excess of $3 million covering hourly legal fees and costs in connection with the Ticketmaster Litigation.

     Because of the continuing high costs of the Ticketmaster Litigation, the Company was faced with the decision to either hire new counsel on a more favorable fee arrangement or seek an alternative billing arrangement with Brobeck. In July of 2001, the Company entered into a letter agreement with Brobeck providing, among other things, that in lieu of continuing to bill it for services rendered on an hourly fee basis, Brobeck prospectively would be paid a contingency fee (“Contingency Fee Agreement”). The contingency fee would be dependent on and payable only if the Company was successful in its pursuit of economic claims against Ticketmaster. The Contingency Fee Agreement contained a provision that gave Brobeck the “unfettered right” to withdraw from its legal representation of the Company at any time, without cause, and thereafter compel a speedy binding arbitration of fees under which it might recover between 50% and 250% of its “guideline [hourly] rates.”

     In late January 2003, Brobeck advised the Company that it was going to dissolve. This notice occurred only days before Ticketmaster filed its summary judgment motion.

     The motion for summary judgment was heard and granted on March 3, 2003. The Company received a letter from Brobeck late on February 28, 2003 (a Friday), that was dated March 3, 2003 (a Monday), the day the Ticketmaster summary judgment motion was granted against it. The letter indicated that Brobeck was withdrawing from its representation of the Company, that Brobeck had elected to be paid the “guideline fee” amount rather than pursuant to the contingency fee provisions of the Contingency Fee Agreement, that the cumulative unbilled guideline fee was nearly $8 million, and that Brobeck was demanding arbitration of any dispute about amounts due to Brobeck pursuant to the Contingency Fee Agreement. Brobeck indicated it was entitled to a minimum fee of about $4 million and a maximum fee of about $20 million. The Company rejected Brobeck’s demand for private arbitration under the Contingency Fee Agreement.

     In September 2003, Brobeck was placed in involuntary Chapter 7 bankruptcy proceedings.

     The Company asserted that the Brobeck estate was not entitled to any fees as a result of Brobeck’s withdrawal from representing it in the Ticketmaster Litigation and (following the dismissal of the Company’s case against Ticketmaster on summary judgment) the failure to recover any damages from Ticketmaster through the date of Brobeck’s withdrawal. Specifically, the Company contended that Brobeck breached its fiduciary duties by putting the Company in the untenable position of having to sign a Contingency Fee Agreement with unconscionable terms, that Brobeck’s later withdrawal, premised on its unilateral decision to dissolve, was unreasonable, and that under California law, Brobeck was precluded from receiving any fee. The Company further contended that even if Brobeck were somehow entitled to a fee, since there had been no recovery in the Ticketmaster Litigation, there was no basis on which Brobeck would be entitled to claim a contingency fee on any portion of any recovery. The Company further claimed that, at best, Brobeck might be entitled to assert a quantum meruit claim to a portion of the recovery in the event there ever is a recovery in the Ticketmaster Litigation.

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     The Company submitted the fee dispute to non-binding arbitration pursuant to a negotiated stipulation that both parties understood precluded any argument by the Brobeck estate that they were entitled to fees based upon a theory of quantum meruit. Thus, no evidence with respect to a quantum meruit theory of recovery was presented during the arbitration. Nevertheless, the arbitration panel ignored this understanding of the parties and ruled in favor of the Brobeck estate based on a quantum meruit theory.

     The Company thereafter filed a de novo lawsuit in the California Superior Court seeking a judgment that it owed nothing to the Brobeck estate. The Brobeck estate filed a petition with the Court seeking to have the matter transferred to binding arbitration. In October 2004, the Superior Court Judge denied the estate’s petition and ruled that the subject Brobeck Contingency Fee Agreement was “substantively unconscionable” and a “contract of adhesion.”

     Following the Judge’s ruling, the Company entered into mediation with the Brobeck estate, which resulted in the parties reaching the Settlement Agreement described above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2005	TICKETS.COM, INC. (Registrant)
	By:	s/Christian O. Henry
Christian O. Henry
Chief Financial Officer

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